As filed with the Securities and Exchange Commission on March 4, 1996



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 29, 1996

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in Its Charter)

                                 Massachusetts
                 (State or Other Jurisdiction of organization)

        0-9224                             04-2654152
  (Commission File Number)        (I.R.S. Employer Identification No.)

One International Place, Boston, Massachusetts              02110
   (Address of Principal Executive Offices)               (Zip Code)

                                 (617) 330-8600
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)




Item 5.   Other Events.

         Pursuant to the terms of Registrant's partnership agreement, Registrant is mailing to its limited partners its financial statements for the year ended December 31, 1995.


Item 7 Financial Statements, Pro Forma Financial Statements and Exhibits.

       (c)   Exhibits.

             19.   Letter to Limited Partners dated February
                   29, 1996

                                                 SIGNATURES

         Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          WINTHROP PARTNERS 79 LIMITED
                          PARTNERSHIP

                          By:  One Winthrop Properties, Inc.,
                               Managing General Partner

Date:  March 4, 1996       By:_/s/  Carol C.J. Mills___
                                    Carol C.J. Mills
                                    Vice President



To the Limited Partners of
WINTHROP PARTNERS 79 LIMITED PARTNERSHIP:

Enclosed is your distribution check for the quarter ended December 31, 1995 (the "Fourth Quarter"). This Report describes the activities of WINTHROP PARTNERS 79 LIMITED PARTNERSHIP, summarizes the results achieved by the Partnership through 1995 and contains its audited financial statements for the year ended December 31, 1995.

Cash distributions from the Partnership in 1995 resulted in an annual return on investment of approximately 8.0%. The cash distributions provided by the Partnership since its inception in August 1979 through 1995 are summarized on Page 3 of this Report. The Partnership's cash reserves are approximately $260,000 as of December 31, 1995.

Cash Distribution/State Withholding Tax Requirements

The Partnership's net cash flow generated in the Fourth Quarter is $12.89 per $1,000 unit. However, the actual amount distributed will be $12.86 per unit as a result of the withholding requirements of South Carolina. To ensure the collection of state income taxes, several states now require that partnerships, rather than the limited partners, pay withholding tax on a partnership's share of income and/or distributions earned in those states. Winthrop Partners 79 must pay withholding tax for 1995 to South Carolina because the Partnership owns property that generated income in that state. Cash distributions will continue to be reduced by such withholding requirements. Please consult your tax advisor or the Department of Taxation in South Carolina regarding any filings a limited partner needs to make, and the possibility of obtaining a tax refund.

For those limited partners who elected the monthly method of distribution, the enclosed check is one-third of the quarterly distribution. Your second and third monthly installments will be mailed to you in 30 and 60 days, respectively. Please note that your share of the Partnership's cash distribution for 1995 is not taxable in and of itself. The amount of passive income and other items necessary to complete your 1995 income tax returns are reported on your Schedule K-1 which was distributed to you in February.

Status of the Partnership's Properties

The table on Page 4 provides summary information concerning the ten properties owned by the Partnership. All lease payments due to the Partnership are current. The leasing status of each property is described in detail below:

 1. Floors, Inc. and B&G, Inc., d.b.a. Splash Pools and Spas (the "New Tenants"), Hurst, TX. The original tenant in the property was Handy Dan Hardware, Inc. Handy Dan's successor, Channel Home Centers, defaulted on its lease in December 1990 and the Partnership released the property to Creative Paint and Wallpaper, Inc. and B&G, Inc., d.b.a. Splash Pools and Spas in 1991. On August 31, 1995, Creative Paint assigned its lease to Floors, Inc. The leases with the New Tenants have original terms which expire on January 31, 2001. The maturity date for the property's mortgage is July 2010.

 2. Gordy's Food & Liquor, Inc., doing business as Gordy's IGA, Chippewa Falls, WI. The original term of the lease expires June 17, 2000. National Supermarket, Inc assigned the lease to Gateway Foods which in turn sublet the property to Gordy's IGA. Annual sales at the store remain low; thus, no additional rent was paid to the Partnership in 1995. There is no mortgage debt on this property.

3. Frank's Nursery Sales, Inc., Hillside, IL. The original term of the lease expires December 31, 2004. Annual sales at the store remain low, thus, no additional rent was paid to the Partnership in 1995. The maturity date for the property's mortgage is December 2004.

 4. J.C. Penney Co., Inc., Batavia, NY. The original term of the lease expires on June 1, 1998. Annual sales at the store remain low; thus, no additional rent was paid to the Partnership in 1995. As indicated by the lack of additional rent payments, economic conditions in Batavia remain weak. The maturity date for the property's mortgage of approximately $523,000 was extended from July 1, 1995 to February 1, 1998. The Partnership marketed this property for sale but received no offers in excess of the mortgage balance.

 5. Piedmont Clarklift, Inc. ("Piedmont"), Greenville County, SC. The original term of the lease with J.W. Burress, Incorporated ("Burress") expires December 27, 1999. The maturity date for the property's first mortgage is May 1999. The property is sublet by Piedmont. Piedmont was originally an affiliate of Burress but is now a separate corporation. Burress remains liable for all obligations under the lease agreement.

 6. Rockwell-Collins ("Rockwell"), Cedar Rapids, IA. The original term of the lease with Lucky Stores, Inc. ("Lucky Stores") expires June 2, 2000. The property is sublet by Rockwell. Lucky Stores remains liable for all obligations under the lease agreement. Rockwell uses the property for its corporate graphic design department rather than as a retail sales operation; therefore, no additional rent is paid to the Partnership. There is no mortgage debt on this property.

  7. Toys R Us, Fort Worth, TX. The original term of the lease expires January 31, 2000. The maturity date for the property's mortgage is September 2000.

  8. Toys R Us, San Antonio, TX. The original term of the lease expires January 31, 2000. The maturity date for the property's mortgage is September 2000.

 9. Walgreen Co.,("Walgreen") University City, MO. The original term of the lease expires December 31, 2008. However, Walgreen has the option to terminate the lease as of December 31, 1998 and December 31, 2003, respectively. The tenant has paid a percentage of gross sales as additional rent in each of the last five years. There is no mortgage debt on this property.

 10. Wal-Mart Stores, Inc., Mexia, TX. The original term of the lease expires October 31, 2000. The tenant has paid a percentage of gross sales as additional rent in each of the last five years. There is no mortgage debt on this property.

The Partnership's future cash distributions will include ongoing distributions from rental income and one-time distributions of sale proceeds. Cash flow will be affected by, among other things, the terms of any new leases, any tenant improvements and leasing costs associated with renewing leases with existing tenants or signing leases with new tenants, the loss of rent and increased expense during any period when a property is not under lease and the loss of rent after a property is sold as well as on-going Partnership administrative expenses.

Distributions of sale proceeds will be made as a return of capital until limited partners have received their original Capital Contribution. Per the Partnership Agreement, sale proceeds are distributed 100% to limited partners until they have received their $1,000 per unit Capital Contribution. The general partners' 8% share of sale proceeds would be paid subsequently.

The following table outlines the per unit cash distribution amounts for 1995 and the cumulative results of the investment to date:

------------------------------------------------------------------------------------------------------------------------------------
Summary of 1995 Investor
Benefits                                                      Total                  Annualized              Total          Total
                                                               Cash                   Pre-Tax               Passive       Portfolio
                                                          Distributions(1             Return(2)             Income(3)     Income(4)
-----------------------------------------------------------------------------------------------------------------------------------
                                                             $ 79.72*                   8.0%                 $76.98         $1.25
1st Quarter paid       5/30/95   $24.23
2nd Quarter paid       8/29/95   $23.19
3rd Quarter paid      11/29/95   $19.41
4th Quarter paid       2/29/96   $12.89

*The actual amount distributed was $79.22 per unit as a result of South Carolina state withholding requirements.

------------------------------------------------------------------------------------------------------------------------------------
Cumulative Results Through December 31, 1995
                                                                                              Total
Limited Partner                                                                                Cash
Admission Date                                                                            Distributions(1)
------------------------------------------------------------------------------------------------------------------------------------

   August 30, 1979                                                                           $1,243.27
   September 21, 1979                                                                        $1,238.63
   October 24, 1979                                                                          $1,230.39
   November 27, 1979                                                                         $1,221.48
   December 21, 1979                                                                         $1,215.19
   January 17, 1980                                                                          $1,208.23
   February 21, 1980                                                                         $1,199.67
   March 25, 1980                                                                            $1,190.91
   April 16, 1980                                                                            $1,185.59




1 Represents one $1,000 unit's share of cash flow generated from Partnership operations prior to deductions for state withholding requirements.
2 Represents the annualized pre-tax return based upon cash distributions only. Due to the Tax Reform Act of 1986, the Partnership is unable to provide accurate after-tax returns as a result of investors' varying Federal income tax situations. Please consult your financial advisor.
3 Represents one $1,000 unit's share of passive income generated from Partnership operations. Passive losses generated from similar sources may be used to offset against this passive income, subject to limitations.
4 Rental income and funds held in Partnership reserves are invested in short-term money market instruments prior to their distribution. This portfolio income represents the interest income earned on these investments.

The  following   table   presents   information   regarding  the   Partnership's
investments:
------------------------------------------------------------------------------------------------------------------------------------
Summary of Partnership
Investments

Tenant/Location         Date of     Total Cost of   Mortgage Balance
                       Purchase     the Property          as of
                                                        12/31/95
----------------------------------------------------------------------
Floors, Inc. and B & G Inc.
Hurst, TX               6/10/80       $ 1,636,061       $ 686,406




Gordy's Food & Liquor, Inc.
Chippewa Falls, WI      6/17/80         1,380,816           N/A

Frank's Nursery Sales, Inc.
(a wholly-owned subsidiary of
General Host Corp.)
Hillside, IL            1/30/80           706,008          192,298



J.C. Penney Co., Inc.
Batavia, NY             8/01/79         1,092,598          496,365

Piedmont-Clarklift,
Inc.
Greenville             12/27/79         1,555,899          477,420
County, SC

Rockwell Collins/International
Cedar Rapids, IA        6/2/80          1,522,908           N/A
Toys "R" Us, Inc.
Fort Worth, TX          1/25/80         1,873,769          494,339

Toys "R" Us, Inc.
San Antonio, TX         1/25/80         1,987,129          524,531

Walgreen Co.
University City, MO     8/3/79            901,294            N/A

Wal-Mart Stores,
Mexia, TX              10/31/80           977,665            N/A

                                     -----------       ----------
                                     $13,634,147       $2,871,359

The  following   table   presents   information   regarding  the   Partnership's
investments:
------------------------------------------------------------------------------------------------------------------------------------
Summary of Partnership
Investments

Tenant/Location      Maturity Date     Tenant Use      Type of      1995 Base Rent        Lease
                          of            of the         Lease/                         Expirations
                       Mortgage        Property        Terms
------------------------------------------------------------------------------------------------------------------------------------
Floors, Inc. and B & G Inc.
Hurst, TX             7/01/2010        Paint &        Modified     $  165,852          1/31/2001
                                      Wallpaper      Net Step/%
                                     Store; Bath        Rent
                                          &
                                      Spa Store
Gordy's Food & Liquor, Inc.
Chippewa Falls, WI        N/A         Retail Food     Triple Net      145,200             6/17/2000
                                          &            % Rent
                                       Beverage
                                        Store
Frank's Nursery Sales, Inc.
(a wholly-owned subsidiary of
General Host Corp.)
Hillside, IL          12/01/2004        Retail       Triple Net        67,000             12/31/2004
                                       Nursery         % Rent
                                      and Crafts
                                        Store
J.C. Penney Co., Inc.
Batavia, NY             2/01/98       Retail Dept.     Modified       116,160              6/01/98
                                       Store        Net % Rent
Piedmont-Clarklift,
Inc.
Greenville              5/01/99        Equipment      Triple Net      205,000             12/27/99
County, SC                            Dealership     Step Rent

Rockwell Collins/International
Cedar Rapids, IA          N/A         Graphic Arts    Triple Net      117,200             6/2/2000
Toys "R" Us, Inc.
Fort Worth, TX          9/01/2000         Retail       Triple Net     243,046             1/31/2000
                                        Toy Store      Step Rent
Toys "R" Us, Inc.
San Antonio, TX         9/01/2000         Retail       Triple Net     248,191             1/31/2000
                                        Toy Store      Step Rent
Walgreen Co.
University City, MO        N/A            Retail       Double Net     75,525(1)          12/31/2008
                                         Drugstore        % Rent
Wal-Mart Stores,
Mexia, TX                   N/A         Retail Dept.    Triple Net   111,206(2)          10/31/2000
                                          Store          % Rent
                                                                   1,494,380

1  An additional rental payment of $62,111 was included in the First Quarter of 1995 cash distribution.
2  An additional rental payment of $62,984 was included in the Second Quarter of 1995 cash distribution.


Definitions
Modified Net-most operating expenses are paid by tenant; structural repairs are paid by owner. Double Net-all operating expenses are paid by tenant; structural repairs are paid by owner.
Triple Net-all operating expenses are paid by tenant. Step Rent-the rent payable by tenant periodically increases over time.
% Rent-additional rent payable by tenant in excess of base rent if annual sales exceed certain minimum levels.

Closing Comments

Your distribution check and Partnership Report for the First Quarter of 1996 will be mailed on May 30, 1996. In the meantime, please contact a representative at Gemisys, our investor services agent, at (303) 705-3220 with any questions.

Very truly yours,

WINTHROP PARTNERS 79 LIMITED PARTNERSHIP

By:     One Winthrop Properties, Inc.
        Managing General Partner


        /s/ Richard J. McCready
        -----------------------------
        Richard J. McCready
        Chief Operating Officer


February 29, 1996

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To WINTHROP PARTNERS 79 LIMITED PARTNERSHIP:

We have audited the accompanying balance sheets of WINTHROP PARTNERS 79 LIMITED PARTNERSHIP (a Massachusetts limited partnership) as of December 31, 1995 and 1994, and the related statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WINTHROP PARTNERS 79 LIMITED PARTNERSHIP as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.





ARTHUR ANDERSEN LLP



Boston, Massachusetts
January 31, 1996

STATEMENTS OF INCOME

------------------------------------------------------------------------------------------------------------------------------------


For the Years Ended
December 31, 1995, 1994 and 1993                                                            1995               1994             1993
------------------------------------------------------------------------------------------------------------------------------------


Income:
  Rental income from real estate leases accounted
    for under the operating method..............................................  $         984,600     $      940,291  $    927,066
  Interest on short-term investments............................................             13,551             11,751        10,687
  Interest income on real estate leases accounted
    for under the financing method..............................................            400,237            423,839       444,133
                                                                                            -------            -------       -------
                                                                                          1,398,388          1,375,881     1,381,886
                                                                                          ---------          ---------     ---------

Expenses:
    Interest....................................................................            330,627            346,778       370,169
    Depreciation and amortization...............................................            149,670            189,547       180,376
    Management fees.............................................................             23,662             23,403        23,194
    General and administrative..................................................             88,380             82,276        34,586
                                                                                             ------             ------        ------
                                                                                            592,339            642,004       608,325
                                                                                            -------            -------       -------

Net income......................................................................  $         806,049     $      733,877    $  773,561
                                                                                  =         =======     =      =======    =  =======

Net income allocated to General Partners........................................  $          64,484     $       58,710    $   61,885
                                                                                  =          ======     =       ======    =   ======

Net income allocated to Limited Partners........................................  $         741,565     $      675,167    $  711,676
                                                                                  =         =======     =      =======    =  =======

Net income per Unit of Limited Partnership
  Interest......................................................................  $           74.12     $        67.48    $    71.13
                                                                                  =           =====     =        =====    =    =====


























 The  accompanying  notes are an integral  part of these financial statements.

BALANCE SHEETS

--------------------------------------------------------------------------------------------------------------------------------
 December 31, 1995 and 1994                                                                  1995                      1994
------------------------------------------------------------------------------------------------------------------------------------


ASSETS

Real Estate Leased to Others:
  Accounted  for  under  the  operating  method,  at  cost,  net of  accumulated depreciation of $3,208,557 and $3,068,851 as of December 31, 1995 and 1994,
    respectively................................................................   $        5,377,665     $        5,504,371
  Accounted for under the financing method......................................            3,090,312              3,322,188
                                                                                            ----------             ---------
                                                                                            8,467,977              8,826,559

Other Assets:
  Cash and cash equivalents, at cost, which
    approximates market value...................................................              244,593                193,224
  Other, net of accumulated amortization of
    $56,864 and $46,900 as of December 31, 1995 and
    1994, respectively..........................................................              142,732                214,954
                                                                                              --------               -------
                                                                                   $        8,855,302     $        9,234,737
                                                                                   =        ==========    =        =========


LIABILITIES AND PARTNERS' CAPITAL


Liabilities:
  Mortgage notes payable........................................................   $        2,871,359     $        3,124,047
  Accounts payable and accrued expenses.........................................               30,179                 28,956
  Distributions payable to Partners.............................................              141,551                208,566
                                                                                              --------               -------
                                                                                            3,043,089              3,361,569
                                                                                            ----------             ---------

Partners' Capital (Deficit):
  Limited Partners -
    Units of  Limited  Partnership  Interest,  $1,000  stated  value  per  Unit;
      authorized - 10,005 Units; issued
      and outstanding - 10,005 Units............................................            6,057,027              6,113,106
  General Partners..............................................................             (244,814)              (239,938)
                                                                                             ---------              --------
                                                                                            5,812,213              5,873,168


                                                                                   $        8,855,302     $        9,234,737
                                                                                   =        ==========    =        =========













 The  accompanying  notes are an integral  part of these financial statements.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


------------------------------------------------------------------------------------------------------------------------------------


                                                    UNITS OF
                                                     LIMITED            GENERAL            LIMITED
For the Years Ended                                PARTNERSHIP         PARTNERS'          PARTNERS'              TOTAL
December 31, 1995, 1994 and 1993                    INTEREST            DEFICIT            CAPITAL              CAPITAL
------------------------------------------------------------------------------------------------------------------------------------



Balance, December 31, 1992.....................      10,005        $     (223,346)    $     6,303,864       $      6,080,518

Cash distributions paid or
 accrued.......................................                           (64,590)           (747,086)              (811,676)
Net income.....................................                            61,885             711,676                773,561
                                                 ----------              --------             -------                -------
Balance, December 31, 1993.....................      10,005              (226,051)          6,268,454              6,042,403

Cash distributions paid or
 accrued.......................................                           (72,597)           (830,515)              (903,112)
Net income.....................................                            58,710             675,167                733,877
                                                 ----------                ------             -------                -------
Balance, December 31, 1994.....................      10,005              (239,938)          6,113,106              5,873,168

Cash distributions paid or
 accrued.......................................                           (69,360)           (797,644)              (867,004)
Net income.....................................                            64,484             741,565                806,049
                                                 ----------                ------             -------                -------
Balance, December 31, 1995.....................      10,005        $     (244,814)    $     6,057,027       $      5,812,213
                                                     ======        =     ========     =     =========       =      =========


 The  accompanying  notes are an  integral  part of these financial statements.

STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------------------------



For the Years Ended
December 31, 1995, 1994 and 1993                                                       1995                1994                1993
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:

  Net income...........................................................        $        806,049     $       733,877     $   773,561
  Adjustments to reconcile net income to
    net cash provided by operating activities:
  Depreciation and amortization........................................                 149,670             189,547         180,376
  Minimum lease payments received, net of
    interest income earned, on leases accounted
    for under the financing method.....................................                 227,931             204,329         184,035

  Changes in assets and liabilities:
    Increase (decrease) in accounts payable and
    accrued expenses...................................................                   1,223             (73,102)         86,177
    Decrease (increase) in other assets................................                  66,203             (71,554)        (33,627)
                                                                                         -------            --------        -------

    Net cash provided by operating activities..........................               1,251,076             983,097       1,190,522
                                                                                      ----------            --------      ---------

Cash flows from investing activities:
  Capital improvements.................................................                 (13,000)               -            (72,793)
                                                                                        --------               -----        -------

    Net cash used by investing activities..............................                 (13,000)               -            (72,793)
                                                                                        --------               -----        -------

Cash flows from financing activities:
  Principal payments on mortgage notes.................................                (252,688)           (225,067)       (201,393)
  Cash distributions paid..............................................                (934,019)           (865,623)       (832,932)
                                                                                       ---------           ---------       --------

    Net cash used by financing activities..............................              (1,186,707)         (1,090,690)     (1,034,325)
                                                                                     -----------         -----------     ----------

Net increase (decrease) in cash and cash equivalents...................                  51,369            (107,593)         83,404

Cash and cash equivalents, beginning of period.........................                 193,224             300,817         217,413
                                                                                        --------            --------        -------
Cash and cash equivalents, end of period...............................        $        244,593     $       193,224     $   300,817
                                                                               =        ========    =       ========    =   =======




The  accompanying  notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
December 31, 1995


1.      ORGANIZATION

        Winthrop Partners 79 (the Partnership), a limited partnership, was organized under the Uniform Limited Partnership Act of the Commonwealth of Massachusetts on November 30, 1978 for the purpose of owning and leasing commercial and industrial real properties. The Partnership will terminate on December 31, 2008, or sooner, in accordance with the terms of the Partnership Agreement.


2.      SIGNIFICANT ACCOUNTING POLICIES

        Financial Statements - The financial statements of the Partnership are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Income Taxes - No provision has been made for federal, state or local income taxes in the financial statements of the Partnership. Partners are required to report on their individual tax return their allocable share of income, gains, losses, deductions and credits of the Partnership. The Partnership files its tax returns on the accrual basis. On June 15, 1979, the Internal Revenue Service issued a ruling that the Partnership will be classified as a partnership for federal income tax purposes.

        Distributions to Partners - The cash distribution due Partners for the three months ended December 31, 1995 is recorded in the accompanying financial statements as a liability and a reduction of Partners'
        capital. As provided in the Partnership Agreement, quarterly distributions are payable to Partners within 60 days after the end of the quarter.

        Cash and Cash Equivalents - Cash and cash equivalents consist of a mutual fund that invests in treasury bills and repurchase agreements maturing in three months or less. Cash equivalents are valued at cost, which approximates market value.

        Percentage Rent - The Partnership has entered into several leases that provide for a minimum annual rent plus additional rent based on percentages of sales at the properties (percentage rent). These percentage rents are recorded on a cash basis. For the years ended December 31, 1995, 1994 and 1993, the Partnership received percentage rent totaling approximately $125,095, $116,785 and $117,118, respectively.

        Leases - The Partnership leases its real properties and accounts for such leases in accordance with the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," as amended. This statement sets forth specific criteria for determining whether a lease should be accounted for as a financing lease or an operating lease.


2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

        (a)    Financing Method

               Under this method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered to be the Partnership's gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized over the lease term using the interest rate implicit in the lease to provide a level rate of return over the lease term.

        (b)    Operating Method

               Under this method, revenue is recognized as rentals become due, which does not materially differ from the straight-line method. Expenses (including depreciation) are charged to operations as incurred.

        Depreciation - Component depreciation on real estate leased to others, accounted for under the operating method, is computed using the straight-line method over the estimated useful life of each class of asset, which ranges from 5 to 40 years. The cost of the properties represents the purchase price of the properties plus acquisition and closing costs, or, to the extent that the property had previously been accounted for under the financing method, the depreciable base is the fair market value at the date of implementation of operating lease accounting.

        Certain amounts from prior years have been reclassified to remain consistent with the current year's presentation.


3.      TRANSACTIONS WITH RELATED PARTIES

        One Winthrop Properties, Inc. (One Winthrop), the Managing General Partner, Winthrop Securities Co., Inc. (Winthrop Securities), the selling agent for the public offering and Winthrop Management, the manager of the properties, are wholly owned subsidiaries of First
        Winthrop Corporation, which in turn is wholly owned by Winthrop Financial Associates, A Limited Partnership (WFA).

        Winthrop Management, an affiliate of WFA, is entitled to annual property management fees equal to 1.5% of the excess of cash receipts over cash expenditures (excluding debt service, property management fees and capital expenditures) from each property managed by it. For the years ended December 31, 1995, 1994 and 1993, Winthrop Management earned $23,662, $23,403 and $23,180, respectively, for managing the real properties of the Partnership.

        The General Partners are entitled to 8% of Cash Available for Distribution, subordinated to a cumulative priority quarterly distribution to the Limited Partners as provided in the Partnership Agreement. For the years ended December 31, 1995, 1994 and 1993, the Partnership has paid or accrued distributions from Cash Available for Distributions, as defined in the Partnership Agreement, totaling $69,360, $72,597 and $64,590, respectively, to the General Partners.

        During the liquidation stage of the Partnership, the General Partners and their affiliates are entitled to receive certain fees and distributions, subordinated to specified minimum returns to the Limited Partners as described in the Partnership Agreement.

4.      REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD

        Real estate leased to others, at cost, accounted for under the operating method as of December 31, 1995 and 1994 is summarized as follows:

                                                                             1995                       1994
                      --------------------------------------------------------------------------------------------------------------


        Land........................................................   $    3,826,072            $     3,826,072
        Commercial buildings........................................        4,760,150                  4,747,150
        Less:  Accumulated depreciation.............................       (3,208,557)                (3,068,851)
                                                                           ----------                 ----------
                                                                       $    5,377,665            $     5,504,371
                                                                       =    =========            =     =========

        As of December 31, 1995 and 1994, properties (and related operating leases) with a total original cost of $3,144,090 were pledged to collateralize payment of mortgage notes payable.


        The following is a summary of the minimum anticipated future rental receipts, excluding percentage rents, by year, under the noncancelable portion of the operating leases:

                      1996..............................................................         $ 874,000
                      1997..............................................................           874,000
                      1998..............................................................           874,000
                      1999..............................................................           758,000
                      2000..............................................................           357,000
                      Thereafter........................................................           719,000

5.      REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE FINANCING METHOD

        Real estate leased to others, accounted for under the financing method as of December 31, 1995 and 1994 is summarized as follows:

                      --------------------------------------------------------------------------------------------------------------


                                                                             1995                       1994

                      --------------------------------------------------------------------------------------------------------------


        Minimum lease payments receivable...........................   $     3,076,358           $       3,704,527
        Unguaranteed residual value.................................         2,006,453                   2,006,453
                                                                             ---------                   ---------
                                                                             5,082,811                   5,710,980
        Less:  Unearned income......................................        (1,992,499)                 (2,388,792)
                                                                            ----------                  ----------

                                                                       $     3,090,312           $       3,322,188
                                                                       =     =========           =       =========


5. REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE FINANCING METHOD (Continued)

        As of December 31, 1995 and 1994, respectively, real estate and the related lease payments with a net investment in financing leases of $1,547,000 and $1,687,000 were pledged to collateralize the payment of mortgage notes payable.

        The following is a summary of the approximate minimum anticipated future
        rental  receipts,   excluding  percentage  rents,  by  year,  under  the
        noncancelable portion of the financing leases:


                      1996..............................................................         $ 647,000
                      1997..............................................................           647,000
                      1998..............................................................           647,000
                      1999..............................................................           647,000
                      2000..............................................................           237,000
                      Thereafter........................................................           169,000

6.      MORTGAGE NOTES PAYABLE

        The mortgage notes payable by the Partnership at December 31, 1995 and 1994 are as follows:

                                                                                                  1995              1994
                                                                                                  ----              ----



        Prime  rate plus 1.5%  mortgage  note,  due in monthly  installments  of
        $1,442 for  principal  plus interest  through July 1, 1995;  and monthly principle  installments of $2,980 plus interest  beginning on January 1,
        1996 through February 1, 1998, at which time the remaining
        principal and any unpaid interest is due........................................  $        496,365  $        520,800

        9-5/8% mortgage note, due in quarterly
        installments of $20,720 for principal and
        interest with a final payment of $325,880
        due at maturity on May 1, 1999..................................................           477,420           512,227

        10.115% mortgage note, due in monthly
        installments of $2,730 for principal and
        interest, maturing on December 1, 2004..........................................           192,298           204,578

        12% mortgage note, due in monthly
        installments of $12,618 for principal
        and interest, maturing on July 1, 2000..........................................           524,531           607,516

        12% mortgage note, due in monthly
        installments of $11,892 for principal
        and interest, maturing on July 1, 2000..........................................           494,339           572,543

        10-1/4% mortgage note, due in monthly
        installments of $7,662 for principal
        and interest, maturing on July 1, 2010..........................................           686,406           706,383
                                                                                                   -------           -------
        ................................................................................  $      2,871,359  $      3,124,047
                                                                                          =      =========  =      =========

        Based on the borrowing rates currently available to the Partnership for mortgage notes with similar terms, the fair value of the Partnership's aggregate mortgage note payable at December 31, 1995 is approximately
        $2,930,000.


6.      MORTGAGE NOTES PAYABLE (Continued)

        As of December 31, 1995, anticipated future principal payments by year are as follows:

                      1996..............................................................         $ 292,000
                      1997..............................................................           322,000
                      1998..............................................................           746,000
                      1999..............................................................           660,000
                      2000..............................................................           196,000
                      Thereafter........................................................           655,000


7.      TAXABLE INCOME

        The Partnership's taxable income for 1995 differs from net income for financial reporting purposes primarily due to the differences in the methods used for the recognition of depreciation and the accounting for certain real property leases under the financing method for financial reporting purposes and the operating method for tax return purposes. Taxable income for 1995 is as follows:

        Net income for financial reporting purposes..................................................   $ 806,049
             Plus:     Minimum lease payments received, net of interest
                       income earned, on leases accounted for under
                       the financing method..........................................................     227,931
             Minus:    Depreciation on leases accounted for under the
                       financing method and tax depreciation
                       adjustment....................................................................    (183,275)
                                                                                                        ---------
        Taxable income...............................................................................   $ 850,705
                                                                                                        =========


8.      STATEMENT OF CASH FLOWS

          In accordance with Statement of Financial Accounting Standards No. 95, the following details supplemental cash flow information:

                                                   1995               1994            1993
                                                 --------           --------        ------

          Cash paid for interest                 $331,185           $347,286        $370,631
                                                 ========           ========        ========

SUPPLEMENTARY INFORMATION
REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

------------------------------------------------------------------------------------------------------------------------------------


December 31, 1995                                                                  Three Months Ended               Year Ended
(Unaudited)                                                                         December 31, 1995            December 31, 1995
------------------------------------------------------------------------------------------------------------------------------------


1.  Statement of Cash Available for Distribution:
        Net income...........................................................        $       146,848               $     806,049
        Add:   Depreciation and amortization charges
                to income not affecting Cash Available
                for Distribution.............................................                 37,417                     149,670
               Minimum lease payments received, net of
                interest income earned, on leases
                accounted for under the financing
                method.......................................................                 59,381                     227,931
               Rent Receivable...............................................                 14,921                     (22,885)
               Prepaid mortgage .............................................                (22,467)                    (22,467)
        Less:  Mortgage principal payments...................................                (95,899)                   (271,294)
                                                                                             -------                    --------


Cash Available for Distribution..............................................        $       140,201               $     867,004
                                                                                     -       -------               -     -------

Distributions allocated to General Partners..................................        $        11,216               $      69,360
                                                                                     -        ------               -      ------

Distributions allocated to Limited Partners..................................        $       128,985               $     797,644
                                                                                     -       -------               -     -------


2. Fees and other compensation paid or accrued by the Partnership to the General Partners or their affiliates during the three months ended December 31, 1995:


               ---------------------------------------------------------------------------------------------------------------------

            Entity Receiving                                  Form of                                   (Unaudited)
              Compensation                                 Compensation                                   Amount

               ---------------------------------------------------------------------------------------------------------------------


          Winthrop Management                         Property management fees                        $        5,805
          General Partners                           Interest in Cash Available
                                                          for Distribution                            $       11,216
          WFC Realty Co., Inc.                       Interest in Cash Available
                                                          for Distribution                            $           64







All other information required pursuant to Section 9.4 of the Partnership Agreement is set forth in the attached Financial Statements and related notes or Annual Partnership Report.


                              WINTHROP PARTNERS 79
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                   (ACCOUNTED FOR UNDER THE OPERATING METHOD)
                               DECEMBER 31, 1995
                                  SCHEDULE XI
                                     1 of 2



                     Initial cost to Partnership & gross amount at
                      which carried as of Dec. 31, 1995 (A,B,&C)         Accumulated                          Life on which
                      ------------------------------------------
                                                                         Depreciation      Date of             Depreciation
                    Encumbrance               Buildings &               as of Dec. 31,  Construction    Date      Expense
Description             (F)          Land    Improvements      Total       1995 (D)       Completion  Acquired  is Computed
-----------         ----------       ----    ------------      -----    --------------   -----------  -------- ------------

Land and retail
 store,
Batavia, NY       $  496,365     $  120,186  $   972,412    $1,092,598   $  721,101         1979      Aug. 1979   10-40 yrs.

Land and retail
 drug store,
 University City,
 MO                    -            239,924      661,370       901,294      515,002         1979(E)   Aug. 1979   12-35 yrs.

Land and equip-
 ment dealer-
 ship, Greenville
 County, SC          477,420        144,699    1,411,200     1,555,899      1,029,349       1979      Dec. 1979   5-40 yrs.

Land, San
 Antonio, TX (G)      -             735,238        -           735,238        -             -         Jan. 1980    -

Land, Fort
 Worth, TX (G)         -            487,180        -           487,180        -             -         Jan. 1980    -

Land, Hillside,
 IL (G)                -            261,223        -           261,223        -             -         Jan. 1980    -

Land, Hurst, TX     686,406       1,537,585        -         1,537,585        -             -         June 1980    -

Retail Store,
 Hurst, TX             -              -         479,297        479,297       114,465        1980      June 1980   7-40 yrs.

Land & super-
 market, Cedar
 Rapids, IA            -            300,037   1,222,871      1,522,908      831,225         1980      June 1980   5-40 yrs.
                  ----------     ----------  ----------     ----------   ----------

                  $1,660,191     $3,826,072  $4,747,150     $8,573,222   $3,208,557
                  ==========     ==========  ==========     ==========   ==========

(A) The cost of the properties represents the purchase price of the properties plus miscellaneous acquisition and closing costs. Included in the costs are property acquisition fees totaling $119,740 paid to the Managing General partner (See Note 3 of Notes to Financial Statements). Construction of the buildings and improvements was completed prior to their acquisition by the Partnership.

(B) The cost of real estate owned at December 31, 1995 is the same for financial statement and income tax reporting purposes.

(C) Reconciliation of real estate owned:

         Balance as of December 31, 1994......................     $ 8,573,222
         Additions during 1995................................               0
                                                                   -----------
         Balance as of December 31, 1995......................     $ 8,573,222
                                                                   ===========

(D)      Reconciliation of accumulated depreciation:

         Balance as of December 31, 1994......................     $ 3,068,851
         Depreciation expense during 1995.....................         139,706
                                                                      --------
         Balance as of December 31, 1995......................     $ 3,208,557
                                                                   ===========

(E) Building was originally constructed in mid-1950's. During 1979 the building was substantially remodeled in order to adapt it for its current rental use as a retail drug store.

(F) See Note 6 of Notes to Financial Statements for information regarding the terms of the various encumbrances.

(G) The total encumbrance for these properties is disclosed on Schedule XI, 2 of 2 - Real estate and Interest Income Earned as the buildings and improvements are accounted for under the financing method.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                   (ACCOUNTED FOR UNDER THE FINANCING METHOD)
                               DECEMBER 31, 1995
                                  SCHEDULE XI
                                     2 of 2

                                                            Minimum Lease
                                      Net Investment        payments received
                                      in financing          net of interest                                      Length of lease
                     Encumbrance      leases at point       income earned at         Date of        Date         on which interest
Description              (A)          of purchase (B)       December 31, 1995 (C)   Completion    Acquired       income is computed
-----------          -----------      ---------------       ---------------------   -----------   --------       ------------------

Retail store,
 San Antonio, TX     $  524,531       $1,251,891            $  711,381              1980          Jan. 1980      20.5 years

Retail store,
 Fort Worth, TX         494,339        1,386,589               754,406              1980          Jan. 1980      20.5 years

Retail nursery,
 Hillside, IL           192,298          444,785                70,205              1980          Jan. 1980      25 years

Land and super-
 market,
 Chippewa Falls, WI       -            1,380,816               406,618              1980          June 1980      20 years

Land and retail
 store, Mexia, TX          -             977,665               404,879              1980          Oct. 1980      20 years
                     ----------       ----------            ----------

                     $1,211,168       $5,441,746            $2,347,489
                     ==========       ==========            ==========






(A) See Note 6 of Notes to Financial Statements for information regarding the terms of the various encumbrances.

(B) The net investment in financing leases at the point of purchase reflects the purchase price of the properties plus miscellaneous acquisition and closing costs. Included in the costs are property acquisition fees totaling $180,260 paid to the Managing General Partner (See Note 3 of Notes to Financial Statement). The net investment at the point of purchase is as follows:

                  Minimum lease payments receivable...........         $ 14,266,894
                  Plus:  Unguaranteed residual................            2,006,453
                  Minus:  Unearned income.....................          (10,831,601)
                                                                       ------------
                  Net Investment..............................         $  5,441,746
                                                                       ============

(C) Reconciliation of minimum lease payments received net of interest income earned:

                  Balance as of December 31, 1994.............         $  2,119,558
                  Minimum lease payments received net of
                   interest income earned during 1994.........              227,931
                                                                       ------------
                  Balance as of December 31, 1995.............         $  2,347,489
                                                                       ============
